EXHIBIT 10.4

AMENDMENT NO. 2 TO AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Agreement, by and between Walco International, Inc., a Delaware corporation (the “Company”) and Kathy C. Hassenpflug (the “Executive”) is entered into as of the 31st day of December, 2008 (“Effective Date”).

WHEREAS, the Company and Executive previously entered into that certain Agreement dated March 10, 2000 (the “Agreement”), as amended by that certain Non-Competition Addendum dated as of September 30, 2005, wherein Employee agreed to certain confidentiality, non-solicitation, and non-compete obligations contained therein; and

WHEREAS, the Company and the Executive desire to amend certain terms of the Agreement as set forth herein;

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Capitalized Terms.  All capitalized terms used, but not defined herein, shall have the same meaning as prescribed in the Employment Agreement.

2.           Amendment to Severance Benefits Sections of the Agreement.  The last paragraph of the Severance Benefits section of the Agreement is hereby deleted and replaced in its entirety by the following:

The following shall constitute Good Reason for termination by the Executive: (i) a material diminution in the nature or scope of the Executive's powers, duties or responsibilities without the Executive's prior consent; provided, however, that any diminution of the business of the Company or any of its Affiliates, including without limitation the sale or transfer of any or all of the assets of the Company or any of its Affiliates, shall not constitute "Good Reason", or (ii) any other material breach of this Agreement.  If the Executive believes Good Reason exists for terminating this Agreement, she shall give the Company written notice of the acts or omissions constituting Good Reason within 90 days of the initial existence of such acts or omissions, and no termination of this Agreement shall be effective unless and until the Company fails to cure such acts or omissions within 30 days after receiving the written notice and the Executive separates from service within two years following the initial existence of the acts or omissions giving rise to Good Reason.

3.           Entire Agreement.  This Amendment constitutes the sole and entire agreement of the parties with respect to the amendment of the Agreement; supersedes all prior verbal and written understandings and agreements between the parties relating to its subject matter; and may not be modified except in a writing signed by both parties.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

EXECUTIVE	WALCO INTERNATIONAL, INC.

/s/ Kathy C. Hassenpflug	By:	/s James C. Robison
Kathy C. Hassenpflug	Name:	James C. Robison
	Title:	President and C.E.O.